                                                                        Exhibit 99.1

                                  NEWS RELEASE
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846 N. Mart-Way Court, Olathe, Kansas 66061   Phone: 913-647-0158  Fax: 913-647-0132
                                              investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:  Karl B. Gemperli
          (913) 647-0158, Phone
          (913) 647-0132, Fax
          investorrelations@elecsyscorp.com

ELECSYS CORPORATION ANNOUNCES ACQUISITION OF RADIX
INTERNATIONAL CORPORATION

Olathe, Kansas (September 4, 2007) - Elecsys Corporation (AMEX: ASY) announced today that it has entered into an Asset Purchase Agreement to acquire substantially all of the assets, including the product lines and intellectual property, and assume certain liabilities of Radix International Corporation and its subsidiary of Salt Lake City, Utah.

Radix, established in 1969, is a leader in the development, design and marketing of ultra-rugged handheld computers, peripherals and portable printers. Its product and service revenues totaled approximately $10,455,000 for its most recent fiscal year ended April 30, 2007. The markets served by its products include utilities, transportation logistics, traffic and parking enforcement, route accounting/deliveries, and inspection and maintenance. Radix mobile systems are used throughout the world and its customers include many Fortune 500 and FTSE EuroTop 300 firms. DCI, Inc., a subsidiary of Elecsys that provides electronic manufacturing services, currently manufactures the majority of
Radix's handheld computers and related equipment.

Karl Gemperli, President and Chief Executive Officer of Elecsys, stated, "We are excited about the market potential for ultra-rugged handheld computers. We have been working with the team at Radix for several years, and believe that the combination of our company's manufacturing and engineering resources with Radix market knowledge and technology will greatly benefit our business."

Under the terms of the Agreement, Elecsys will acquire substantially all of the assets, including intangibles, and assume certain liabilities of Radix and its subsidiary. The performance related consideration will be paid over the next five years. The acquisition is subject to certain closing conditions and Elecsys expects to close on the purchase by September 14, 2007.

Elecsys Corporation is a publicly traded holding company with two wholly owned subsidiaries, DCI, Inc. and NTG, Inc. DCI provides custom electronic design and manufacturing services for original equipment manufacturers in the aerospace, medical, communications, safety,

transportation and other industrial product industries. DCI has specialized capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies, such as custom liquid crystal displays, light emitting diode displays, and keypads, with circuit boards and other electronic components. NTG designs, markets, and provides remote monitoring solutions for the gas and oil pipeline industry as well as other industries requiring remote monitoring solutions. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2007. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.